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                                                                   EXHIBIT 10.38


                      FIRST VIRTUAL HOLDINGS, INCORPORATED

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (the "Amendment") is effective this 16th day of January, 1998 (the "Effective Date"), by and between Nathaniel Borenstein ("Employee") and First Virtual Holdings Incorporated ("Company").

     WHEREAS, Employee and Company are parties to that certain employment agreement (the "Employment Agreement") dated August 8, 1996;

     WHEREAS, Employee's employment with Company under the Employment Agreement is "at will" and may be terminated at any time by Employee or Company;

     WHEREAS, the present financial circumstances of Company require that Company reduce its payroll expenditures;

     WHEREAS, Company has offered Employee a choice of termination of employment with severance benefits or continued employment with Company under the terms of this Amendment;

     WHEREAS, Company has adopted a compensation reduction program (the"Program") pursuant to which Employee may elect to reduce Employee's rate of compensation and Company may grant Employee options to purchase common stock of Company under the 1995 Stock Option Plan of Company;

     WHEREAS, Employee has voluntarily agreed to amend the Employment Agreement and participate in the Program pursuant to the terms of this Amendment; and

     WHEREAS, Company acknowledges and agrees that, while this Amendment is in effect, Employee may wish to seek and obtain other employment, and Company agrees Employee may do so to the extent that such activity does not interfere in any way whatsoever with Employee's obligations as an employee of Company;

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants of the parties contained herein, Company and Employee agree as follows:

     1. Resignation as Company Officer. Employee hereby resigns as an officer of the Company. Employee is no longer considered an insider for stock trading purposes.

     2. Compensation. Effective as of January 16, 1998, and continuing through June 30, 1998 Employee's compensation shall be $1,150.00 per month.

     3. Grant of Option. As of the Effective Date, Company shall grant Employee an incentive stock option (the "Option") within the meaning of and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended, to purchase 41,426 shares of common stock of Company. The terms and conditions of the Option shall be as set forth in that certain agreement between Company and Employee describing the


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         Program, which letter is incorporated herein by the reference, and by the terms of the Company's 1995 Stock Option Plan and standard form of stock option agreement.

     4. Other Consideration. In consideration for Employee's agreement to accept stock options and the above described compensation. Company grants to Employee all equipment specified in Attachment A.

     5. Ratification. In all other respects, the Employment Agreement is hereby ratified and affirmed, including but not limited to health care coverage and option vesting provisions.

     6. Termination. Your employment will terminate with no further action by either party on June 30, 1998, provided however that either party may terminate this agreement with ten (10) days written notice. You will earn the options hereunder and be paid your salary and be entitled to any benefits through the notice period.

     7. Waiver of Severance. In consideration of the grant of Options hereunder and transfer of equipment as found herein, the parties agree to execute the attached Severance Agreement in substantially similar form provided that neither party shall be required to execute the Severance Agreement if either can document a claim that has arisen between the date of this Amended Agreement and June 30, 1998 and is not willing to waive same without additional consideration.

     8. Securities Indemnification. Without expanding or modifying same, the Company acknowledges its continuing obligations under its letter provided Employee, dated October 9, 1996 about certain rights of indemnification.

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                      FIRST VIRTUAL HOLDINGS, INC.


                              By: /s/ LEE H. STEIN
                                  -----------------------------------
                                      Lee H. Stein
                                      Chairman and CEO



EMPLOYEE:                     /s/ NATHANIEL BORENSTEIN
                              ---------------------------------------
                                  Nathaniel Borenstein




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                            [HOLDINGS INCORPORATED ]


February 12, 1998

Nathaniel Borenstein
514 East Washington
Ann Arbor, MI 48104

          RE: COMPENSATION REDUCTION PROGRAM

Dear Nathaniel:

          The Board of Directors ("Board") of First Virtual Holdings Incorporated (the "Company") has approved a compensation reduction program (the "Program") whereby the Board will amend your employment agreement with the Company to reduce your annual base compensation for the period January 16, 1998 through and including June 30, 1998 by 93.1 percent (93.1%) from $16.666.00 monthly to $1150.00 monthly. As consideration for this reduction in compensation, the Board will grant you an incentive stock option (the "Option") as described below. The Company will use the cash proceeds derived from the reduction in your base compensation for general corporate purposes, and in doing so the Company will rely on your representation, evidenced by your signature below, that your reduced compensation will be sufficient to meet your personal financial needs.

          The Option will be for 41,426 shares of the Company's common stock ("Common Stock") at an exercise price of $2.06 per share, the fair market value of the Common Stock on the date of grant. The Option will vest 3,766 on January 31, 1998 and in equal monthly installments of 7,532 shares at the end of each succeeding five (5) months. The term of the Option will be ten (10) years. The Company engaged the services of an independent compensation consulting firm to advise the Company as to the number of shares that could be offered you for your agreement to forego compensation. The Board of Directors have made a determination, based on this advice and said determination is reflected in this letter. You may review these the consultant's letter at any time prior to agreeing to participate in the Plan.

          You should be aware that the Option involves significant investment risk. If the fair market value of the Common Stock declines below your exercise price, your option will have no value. The Company cannot guarantee the fair market value of the Common Stock at any time. In addition, you will incur certain tax liabilities with respect to the exercise of the Option and the subsequent sale of the stock. The Company cannot give you tax advice, and we encourage you to consult a tax advisor with respect to the Option.

          You should also be aware that your election to participate in the Program will be irrevocable. At no time will you have any right to any of the cash compensation you elect to forego, even if you agree to cancel a portion of the Option. For this reason, you should consult your personal financial advisor before you elect to participate in the Program.

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Nathaniel Borenstein
February 12, 1998
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     To participate in the Program, promptly return a signed copy of this letter to Lew Silverberg at the Company. Please also execute and return a copy of the enclosed "Stock Option Agreement for Reduction in Compensation".

     With your signature, in addition to indicating your willingness to participate in the Program, you are representing to the Company that your reduced compensation will be sufficient to cover your personal financial obligations. In addition, you are acknowledging that your employment with the Company remains "at will," and neither your election to participate in the Program nor the vesting of the Option shall affect your ability or the ability of the Company to terminate your employment at any time, with or without cause.

                                        Very truly yours,


                                        /s/ LEE STEIN
                                        -------------------------------
                                        Lee Stein
                                        Chairman & CEO

/s/ NATHANIEL BORENSTEIN
----------------------------
Nathaniel Borenstein

Date    2/13/98
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